Exhibit 5.1


                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               One Rodney Square
                 P.O. Box 636 Wilmington, Delaware 19899-0636
                                   --------
                      (302) 651-3000 Fax: (302) 651-3001
                            http://www.skadden.com




                                                     November 21, 2003






Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167

                           RE: Hayes Lemmerz International, Inc. Registration Statement on Form S-8
                                 ----------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), in connection with the offering of an aggregate of 3,950,489 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's Long-Term Incentive Plan (the "LTIP") and Critical Employee Retention Plan (the "CERP").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on November 21, 2003 under the Act; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the Amended and Restated By-laws of the Company, as amended to date and currently in effect; (iv) the LTIP and the CERP; (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters; and (vi) the order from the United States Bankruptcy Court for the District of Delaware approving the issuance of the Shares pursuant to the Company's Modified First Amended Joint Plan of Reorganization, dated April 9, 2003 (the "Plan"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction or as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and (ii) the Shares have been delivered and paid for in accordance with the terms and conditions of the LTIP and the CERP, as applicable, the issuance and sale of the Shares will have been duly authorized and such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP